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                                                                  Exhibit 23 (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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We consent to the incorporation by reference in this Registration Statement on
Form S-8 of Orleans Homebuilders, Inc. (formerly named FPA Corporation) relating to the FPA Corporation 1992 Incentive Stock Option Plan of our report dated September 14, 1998, on our audits of the consolidated financial statements of Orleans Homebuilders, Inc. (formerly named FPA Corporation) included in the Annual Report on Form 10-K of Orleans Homebuilders, Inc. (formerly named FPA Corporation) for the year ended June 30, 1998.





/s/  PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP







Philadelphia, PA
December 11, 1998